EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-201217) pertaining to the Symmetry Surgical Inc. 2014 Equity Incentive Plan of our report dated March 12, 2015, with respect to the consolidated and combined financial statements of Symmetry Surgical Inc. included in this Annual Report (Form 10-K) of Symmetry Surgical Inc. for the year ended January 3, 2015.

/s/ Ernst & Young LLP

Indianapolis, Indiana
March 12, 2015